Exhibit 99.1

Singularity Future Technology and Golden Mainland Form Bitcoin Mining Joint-Venture

Companies Commit to Building a Total of 1GW of Bitcoin Mining Sites in the US

Great Neck, N.Y., April 11, 2022 – Singularity Future Technology Ltd. (“Singularity” or the “Company”) (NASDAQ: SGLY) and Golden Mainland Inc. (“Golden Mainland”) announced today the formation of a Bitcoin mining site joint venture.

The joint venture (the “Joint Venture”) plans to invest up to $250 million over time to build a total of 1GW of mining sites in Texas, Ohio, and other states, with capacity for up to 300,000 Bitcoin miners, each with 3,400 watts/hour in energy consumption. Singularity is a global logistics and blockchain technology company engaged in shipping, chartering, logistics services and technology services. Golden Mainland is a company engaged in the provision of electricity services in North America.

Under the terms of the Joint Venture, Singularity will own 51%, and Golden Mainland will own 49%, with each party contributing capital in accordance with its ownership interest. Singularity expects to make its initial capital contribution of approximately $10 million to the Joint Venture from available cash.

Mr. Yang “Leo” Jie, Chief Executive Officer of Singularity Future Technology, commented, “We are excited to partner with Golden Mainland in this Joint Venture. We believe that investing in and building out sites with Bitcoin mining capacity will provide a platform with the scale to support the demand levels in the industry.”

About Golden Mainland Inc.

Golden Mainland is a company engaged in power services in North America. The company’s business includes: supply of electricity, power infrastructure, transformers, power station mergers and acquisitions, and greenhouse agricultural functions. Golden Mainland owns nuclear power, hydropower, wind energy, solar energy, geothermal energy, biomass energy, etc. The company operates 10+GW of power resource use rights, and has diversified investment portfolios in the United States, Canada and other countries. For more information visit www.globalmainland.com.

About Singularity Future Technology Ltd.(NASDAQ: SGLY)

On January 3, 2022, the Company changed its name from Sino-Global Shipping America, Ltd. to Singularity Future Technology Ltd. (NASDAQ: SGLY). Since 2020, it has been developing a presence in the revolutionized Blockchain supply management area by focusing on innovative solutions for globally interconnected networks and establishing state-of-the-art crypto mining pools. As the Blockchain landscape constantly shifts, the Company strives to provide frictionless involvement and a growth-enabling ecosystem for its clients in this ever-changing space. The Company is building on its long track record of success as a global logistics and ship management services company, founded in 2001 in New York, with subsidiaries in New York, Houston, Montreal, Hong Kong, Shanghai, and Ningbo, China. The Company has provided customers throughout the world with all of their shipping logistics and agency needs as a full-service provider. Additional information about the Company can be found on the Company’s corporate website at www.singularity.us.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends that are not statements of historical matters. Such forward-looking statements include SGLY’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SGLY’s operations, the demand for SGLY’s products and services, global supply chains and economic activity in general. Moreover, the value of cryptocurrencies may fluctuate significantly over time, and the success of the JV and its products are not assured. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021. SGLY’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SGLY disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SGLY@globalirpartners.com